                                                                   Exhibit 10.15


                                 Office Lease

                        LANDLORD'S CONSENT TO SUBLEASE

Glenborough Properties, L.P., successor in interest to Outlook Income Fund 9, hereby consents to this Sublease dated March 3, 1998, between Compass Marketing, Inc., as Sublessor, and Global Maintech, Inc., as Sublessee, without waiver of any restriction in the Lease concerning further assignment or subletting and without waiver of any of its rights in the Lease as to Compass Marketing, Inc.


GLENBOROUGH PROPERTIES, L.P.,
a California limited partnership

By:  Glenborough Realty Trust Incorporated,
     a Maryland corporation
     Its General Partner


               By: /s/ S.M. Boyle
                  -------------------------------
              Its: Exec. Vice President
                  -------------------------------

                              SUBLEASE AGREEMENT

     THIS AGREEMENT is made as of this 3rd day of March, 1998 between Compass Marketing, Inc. (a Minnesota corporation), hereinafter referred to as "Sublessor", and Global Maintech, Inc. (a Minnesota corporation), hereinafter referred to as "Sublessee".

                             WITNESSETH, WHEREAS:

     Sublessor, as Tenant, entered into a lease with Outlook Income Fund 9, as Landlord, dated November 12, 1993 and amended on January 28, 1997, leasing certain space containing approximately 10,543 square feet of space in the building located at Bryant Lake Business Center, 7574-7578 Market Place Drive, Eden Prairie, Minnesota (the "Building"), to which lease (hereinafter, the "Prime Lease") reference is hereby made, and which is incorporated by reference as if the same were herein set forth at length; and

     The parties hereto have agreed that Sublessor shall sublet approximately 10,543 square feet of such space to Sublessee;

     NOW THEREFORE, the parties hereto hereby covenant and agree as follows:

     1. Sublessor hereby subleases to Sublessee said 10,543 square feet, more or less, of the space in said Building, as depicted on Exhibit "A" attached hereto and made a part hereof, (the "Subleased Premises"), for a term beginning July 1, 1998 and ending March 31, 2000, unless sooner terminated in accordance herewith. Sublessee to pay to Sublessor a monthly Base Rental rate as follows:

                                       Base Rent      Total Base Rent
                                       Per Month      Per Period
                                       ---------      ---------------

  July 1, 1998 through and
  including July 31, 1998               $    0.00       $     0.00

  August 1, 1998 through and
  including December 31, 1998           $6,282.00       $31,410.00

  January 1, 1999 through and
  including December 31, 1999           $6,827.00       $81,924.00

  January 1, 2000 through and
  including March 31, 2000              $7,027.00       $21,081.00


     Sublessee shall also be responsible for any Additional Rent as set forth in paragraph 4 hereof, on the first day of each and every month during the term hereof.

     2. The Subleased Premises shall be used for a network management and maintenance equipment company.

     3. Sublessee shall not assign its interest in this Sublease nor further sublet the Subleased Premises in whole or in part; and shall not permit its interest in this Sublease to be vested in any third party by operation of law or otherwise.

     4. Sublessee shall also pay its share of Additional Rent as described in
Section 2.18 in the Prime Lease in monthly installments in advance on the first day of each and every month during the term

Sublease Agreement
Page 2


hereof, commencing August 1, 1998. Electricity, gas, garbage removal and phone hook-ups shall be in the name of Sublessee and paid for directly by Sublessee commencing July 1, 1998.

     5. This Sublease is subject and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions contained in the Prime Lease shall be applicable to this Sublease with the same force and effect as if Sublessor were the lessor under the Prime Lease and Sublessee were the lessee thereunder, and in the case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to the lessor against the lessee under the Prime Lease if such breach were by the lessee thereunder.

     6. Notwithstanding anything to the contrary herein set forth, the only services or rights to which Sublessee may be entitled hereunder are those to which Sublessor may be entitled under the Prime Lease.

     7. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the lessor under the Prime Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of which the Prime Lease may be terminated or forfeited.

     8. Sublessee has paid Sublessor on the execution and delivery of this Sublease the sum of Ten Thousand Eight Hundred Thirty-One and 27/100 Dollars ($10,831.27) as security for the full and faithful performance of the terms, covenants and conditions of this sublease on Sublessee's part to be performed or observed, including but not limited to payment of Base Rent and Additional Rent in default or for any other sum which Sublessor may expend or be required to expend by reason of Sublessee's default, including any damages or deficiency in reletting the Subleased Premises, in whole or in part, whether such damages shall accrue before or after summary proceedings or other re-entry by Sublessor or the Prime Landlord. If Sublessee shall fully and faithfully comply with all the terms, covenants and conditions of this sublease on Sublessee's part to be performed or observed, the security, or any unapplied balance thereof, shall be returned to Sublessee after the time fixed as the expiration of the demised term and after the removal of Sublessee and surrender of possession of the Subleased Premises to Sublessor.

     9. If actual possession of the Subleased Premises shall not be available by September 1, 1998, Sublessee may elect, within thirty (30) days thereafter, to cancel this Sublease. If this Sublease shall be so canceled, Sublessor shall refund to Sublessee any rent or security theretofore paid or delivered to Sublessor hereunder, and upon such refund this Sublease shall have no force or effect.

     10. Sublessee represents that it has read and is familiar with the terms of the Prime Lease.

     11. All prior understandings and agreements between the parties are merged within this Agreement, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing to which the written consent of the lessor under the Prime Lease shall have been obtained.

     12. Any notice or demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested, addressed if to Sublessor as follows:

Sublease Agreement
Page 3


               Compass Marketing, Inc.



               Attn:

with a copy thereof to the Landlord under the Prime Lease in the manner and at the place designated in the Prime Lease, and if to Sublessee, as follows:

               Global Maintech, Inc.
               7575 Market Place Drive
               Eden Prairie, MN 55344
               Attn:

with a copy thereof to the Landlord under the Prime Lease in the manner and at the place designated in the Prime Lease. Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

     14. The Sublessor agrees to provide the following improvements to the Subleased Premises:

         a) Service and certify that the HVAC unit(s) serving the Subleased Premises are in good working condition as of the commencement date.
         b) Shampoo the carpet throughout.
         c) Replace any burned out lights.
         d) Re-key the Subleased Premises.

     13. The covenants and agreements herein contained shall bind and inure to the benefit of Sublessor, Sublessee, and their respective heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the date and year first above written.

SUBLESSEE:                                  SUBLESSOR:
GLOBAL MAINTECH, INC.                       COMPASS MARKETING, INC.
(A MINNESOTA CORPORATION)                   (A MINNESOTA CORPORATION)

By: /s/ James Geiser                        By: /s/ Keith A. Harrison
  ----------------------------                 -----------------------------
Its:   CFO                                  Its: Vice President
    --------------------------                 -----------------------------
Date:   1/21/98                             Date:   2/19/98
     -------------------------                 -----------------------------

                                  EXHIBIT "A"





[Description of Floor Plan]

                                  EXHIBIT "B"
                           FIRST AMENDMENT TO LEASE

     This First Amendment to Lease is made and entered into this 28th day of January, 1997, by and between Outlook Income Fund 9, a California limited partnership ("Landlord"), and Arundel-Doerr-Harrison Co., Inc., a Minnesota corporation ("Tenant").

                                   RECITALS
                                   --------

     This First Amendment is made with reference to the following facts and objectives:

     A. By Lease Agreement and Addendum to Lease dated November 12, 1993 (collectively, the "Lease"), Tenant leased from Landlord the premises described in Section 2.13. of the Lease (the "Premises"), which consists of approximately 6,195 square feet of office and warehouse space (further identified as Units 1 &
2) in that certain building located at 7576-7578 Market Place Drive, which is a part of the Project known as Bryant Lake Business Center in Eden Prairie, Minnesota.

     B. Landlord and Tenant desire to extend the term of the Lease, expand the Premises, and to otherwise amend the terms and conditions of the Lease as hereinafter set forth.

     NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

                                   AGREEMENT
                                   ---------

     1. Section 2.5. of the Lease is hereby modified and amended to set forth the Expiration Date as March 31, 2000.

     2. Effective as of April 1, 1997, Tenant shall lease from Landlord an additional approximately 4,348 rentable square feet of space (further identified as Unit 3) located at 7574 Market Place Drive in the Bryant Lake Business Center (the "Expansion Premises"), as shown on Exhibit A-1 attached hereto and incorporated herein by this reference, for a period coterminous with the existing Lease Term. Section 2.13. of the Lease shall thereupon be modified and amended to set forth that the Premises, as expanded, shall be approximately 10,543 square feet of rentable space.

     3. Effective as of April 1, 1997, Sections 2.2. and 2.9. of the Lease shall be modified and amended to set forth Monthly Installments of Base Rent for the Expansion Premises as follows:

         April 1, 1997 through March 31, 1998                 $2,152.00
         April 1, 1998 through March 31, 1999                 $2,217.00
         April 1, 1999 through March 31, 2000                 $2,283.00

     4. Effective as of January 1, 1999, Sections 2.2. and 2.9. of the Lease shall be further modified and amended to set forth Monthly Installments of Base Rent for the Units 1 & 2 as follows:

         January 1, 1999 through December 31, 1999            $4,610.00
         January 1, 2000 through March 31, 2000               $4,744.00

     5. Effective as of April 1, 1997, Section 2.18. of the Lease shall be modified and amended to set forth Tenant's Proportionate Share as 17.36%.

     6. Section 2.7. of the Lease is hereby modified and amended to set forth Landlord's rent payment address as follows:

         Outlook Income Fund 9
         c/o Glenborough Corporation
         10330 Regency Parkway Drive, Suite 304
         Omaha, NE 68114

     7.  The Lease is hereby modified and amended to include the following:

         Telecommunications.
         ------------------

         (a)  Telecommunications Companies. Tenant and Tenant's
              ----------------------------
telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies ("Telecommunications Companies"), shall have no right of access to and within the lands or Buildings comprising Landlord's real property for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location (hereinafter collectively referred to as "Telecommunications Systems"), without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion. Notwithstanding the foregoing, Tenant may perform any installation, repair and maintenance to its Telecommunications Systems without Landlord's consent where the equipment being installed, repaired or maintained is not located in an area in which the Telecommunications Systems or any part thereof of any other tenant or of Landlord are located.

     (b) Tenant's Obligations. If at any time, Tenant's Telecommunications Companies or appropriate governmental authorities relocate the point of demarcation from the location of Tenant's telecommunications equipment in Tenant's telephone equipment room or other location, to some other point, or in any other manner transfer any obligations or liabilities for telecommunications to Landlord or Tenant, whether by operation of law or otherwise, upon Landlord's election, Tenant shall, at Tenant's sole expense and cost: (1) within thirty (30) days after notice is first given to Tenant of Landlord's election, cause to be completed by an appropriate telecommunications engineering entity approved in advance in writing by Landlord, all details of the Telecommunications Systems serving Tenant in the Building which details shall include all appropriate plans, schematics, and specifications; and (2) immediately undertake the operations, repair and maintenance of the Telecommunications Systems serving Tenant in the Building; and (3) upon the termination of the Lease for any reason, or upon expiration of the Lease, immediately effect the complete removal of all or any portion or portions of the Telecommunications Systems serving Tenant in the Building and repair any damage caused thereby (to Landlord's reasonable satisfaction).

          Prior to the commencement of any alterations, additions, or modifications to the Telecommunications Systems serving Tenant in the Building, except for minor changes, Tenant shall first obtain Landlord's prior written consent by written request accompanied by detailed plans, schematics, and specifications showing all alterations, additions and modifications to be performed, with the time schedule for completion of the work, and the identity of the entity which will perform the work, for which, except as otherwise provided in Paragraph (c) below, Landlord may withhold consent in its sole and absolute discretion.

          (c) Landlord's Consent. Without in any way limiting Landlord's right
              ------------------
     to withhold its consent to a proposed request for access, or for alterations, additions or modifications of the Telecommunications Systems serving Tenant in the Building, Landlord shall consider the following factors in making its determination:

               i. If the proposed actions of Tenant and its Telecommunications Companies will impose new obligations on Landlord, or expose Landlord to liability of any nature or description, or increase Landlord's insurance premiums for the Building, or create liabilities for which Landlord is unable to obtain insurance protection, or imperil Landlord's insurance coverage;

               ii. If Tenant's Telecommunications Companies are unwilling to pay reasonable monetary compensation for the use and occupation of the Building for the Telecommunications Systems;

               iii. If Tenant and its Telecommunications Companies would cause any work to be performed that would adversely affect the land and Building or any space in the Building in any manner;

               iv. If Tenant encumbers or mortgages its interest in any telecommunications wiring or cabling; or

               v.   If Tenant is in default under this Lease.

          (d) Indemnification. Tenant shall indemnify and hold harmless Landlord
              ---------------
     and its employees, agents, officers, and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of any kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the acts and omissions of Tenant, Tenant's officers, directors, employees, agents, contractors, subcontractors, subtenants, and invitees with respect to (1) any Telecommunications Systems serving Tenant in the Building which are on, from, or affecting the land and Building; (2) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any Telecommunications Systems serving Tenant in the Building which are on, from, or affecting the Building; (3) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Telecommunications Systems; (4) any violations of laws, orders, regulations, requirements, or demands of governmental authorities, or any reasonable policies or requirements of Landlord, which are based upon or in any way related to such Telecommunications Systems, including, without limitation, attorney and consultant fees, court costs, and litigation expenses. This indemnification and hold harmless agreement will survive this Lease. Under no circumstances shall Landlord be required to maintain, repair or replace any Building systems or any portions thereof, when such maintenance, repair or replacement is caused in whole or in part by the failure of any such system or any portions thereof, and/or the requirements of any governmental authorities. Under no circumstances shall Landlord be liable for interruption in telecommunications services to Tenant or any other entity affected, for electrical spikes or surges, or for any other cause whatsoever, whether by Act of God or otherwise, even if the same is caused by the ordinary negligence of Landlord, Landlord's contractors, subcontractors, or agents or other tenants, subtenants, or their contractors, subcontractors, or agents.

     8. All other terms and conditions of the Lease shall remain in full force and effect.

     This First Amendment modifies and amends the Lease. To the extent there are any inconsistencies between this First Amendment and the Lease, the terms and provisions of this First Amendment shall control.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease as of the date first above written.

LANDLORD:

OUTLOOK INCOME FUND 9,
a California limited partnership

By:  Glenborough Corporation
     a California corporation
     Its Managing General Partner


     By:  /s/ Sandra M. Boyle
         --------------------------
         Its              President
             ----------------------


TENANT:

ARUNDEL-DOERR-HARRISON CO., INC.,
a Minnesota corporation


     By:  /s/ Robert H. Doerr
         --------------------------
         Its         Vice President
             ----------------------


     By:
         --------------------------
         Its
             ----------------------

                                                                     Exhibit A-1
                                                                     -----------


                                  Floor Plan








                                     [MAP]




Information contained herein has been obtained from the owner of the property or from other sources that we deem reliable. We have no reason to doubt its accuracy, but we do not guarantee it.

                          BRYANT LAKE BUSINESS CENTER












                                Lease Agreement

                               TABLE OF CONTENTS


1.   LEASE OF PREMISES....................................................   1

2.   DEFINITIONS..........................................................   1

3.   EXHIBITS AND ADDENDA.................................................   2

4.   DELIVERY OF POSSESSION...............................................   3

5.   INTENDED USE OF THE PREMISES.........................................   3

6.   RENT.................................................................   3
     6.1.    Payment of Base Rent.........................................   3
     6.2.    Adjusted Base Rent...........................................   3
     6.3.    Additional Rent for Operating Expenses, Real Property Taxes
             and Insurance Costs..........................................   3
     6.4.    Taxes on Tenant's Use and Occupancy..........................   5
     6.5.    Net Lease....................................................   5

7.   INTEREST AND LATE CHARGES............................................   6

8.   SECURITY DEPOSIT.....................................................   6

9.   TENANT'S USE OF THE PREMISES.........................................   6
     9.1.    Use..........................................................   6
     9.2.    Observance of Law............................................   6
     9.3.    Insurance....................................................   7
     9.4.    Nuisance and Waste...........................................   7
     9.5.    Load and Equipment Limits....................................   7
     9.6.    Hazardous Material...........................................   7
     9.7.    Use of Common Area...........................................   8

10.  SERVICES AND UTILITIES...............................................   8

11.  REPAIRS AND MAINTENANCE..............................................   8
     11.1.   Landlord's Obligations.......................................   8
     11.2.   Tenant's Obligations.........................................   8
     11.3.   Compliance with Law..........................................   9
     11.4.   Notice of Defect.............................................   9
     11.5.   Landlord's Liability.........................................   9

12.  CONSTRUCTION, ALTERATIONS AND ADDITIONS..............................   9
     12.1.   Landlord's Construction Obligations..........................   9
     12.2.   Tenant's Construction Obligations............................   9
     12.3.   Tenant's Alterations and Additions...........................   9
     12.4.   Payment......................................................   9
     12.5.   Property of Landlord.........................................  10

13.  LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY............................  10
     13.1.   Leasehold Improvements.......................................  10
     13.2.   Tenant's Property............................................  10

14.  INDEMNIFICATION......................................................  10
     14.1.   Tenant Indemnification.......................................  10
     14.2.   Landlord Not Liable..........................................  10

15.  TENANT'S INSURANCE...................................................  11
     15.1.   Insurance Requirement........................................  11
     15.2.   Fire and Extended Coverage...................................  11
     15.3.   General Liability and Property Damage........................  11
     15.4.   Increases in Insurance Policy Limits.........................  11
     15.5.   Worker's Compensation Insurance..............................  11
     15.6.   Waiver of Subrogation........................................  11

16.  DAMAGE OR DESTRUCTION................................................  12
     16.1.   Damage.......................................................  12
     16.2.   Repair of Premises in Excess of One Hundred Eighty Days......  12
     16.3.   Repair Outside Premises......................................  12
     16.4.   Tenant Repair................................................  12
     16.5.   Election Not to Perform Landlord's Work......................  12
     16.6.   Express Agreement............................................  12

17.  EMINENT DOMAIN.......................................................  12
     17.1.   Whole Taking.................................................  12
     17.2.   Partial Taking...............................................  12
     17.3.   Proceeds.....................................................  13
     17.4.   Landlord's Restoration.......................................  13

18.  ASSIGNMENT AND SUBLETTING............................................  13
     18.1.   No Assignment or Subletting..................................  13
     18.2.   Landlord's Consent...........................................  13
     18.3.   Tenant Remains Responsible...................................  14
     18.4.   Payment of Fees..............................................  14

19.  DEFAULT..............................................................  14
     19.1.   Tenant's Default.............................................  14
     19.2.   Landlord Remedies............................................  15
     19.3.   Damages Recoverable..........................................  15
     19.4.   Landlord's Right to Cure Tenant's Default....................  16
     19.5.   Landlord's Default...........................................  16
     19.6.   Mortgagee Protection.........................................  16
     19.7.   Tenant's Right to Cure Landlord's Default....................  16

20.  WAIVER...............................................................  16

21.  SUBORDINATION AND ATTORNMENT.........................................  16

22.  TENANT ESTOPPEL CERTIFICATES.........................................  17
     22.1.   Landlord Request for Estoppel Certificate....................  17
     22.2.   Failure to Execute...........................................  17

24.  TRANSFER OF LANDLORD'S INTEREST......................................  17

25.  SURRENDER OF PREMISES................................................  17
     25.1.   Clean and Same Condition.....................................  17
     25.2.   Failure to Deliver Possession................................  18
     25.3.   Property Abandoned...........................................  18

26.  HOLDING OVER.........................................................  18

27.  RULES AND REGULATIONS................................................  18

28.  CERTAIN RIGHTS RESERVED BY LANDLORD..................................  18

29.  ADVERTISEMENTS AND SIGNS.............................................  19

30.  RELOCATION OF PREMISES...............................................  19

31.  GOVERNMENT ENERGY OR UTILITY CONTROLS................................  19

32.  FORCE MAJEURE........................................................  19

33.  BROKERAGE FEES.......................................................  19

34.  QUIET ENJOYMENT......................................................  20

35.  MISCELLANEOUS........................................................  20
     35.1.   Accord and Satisfaction; Allocation of Payments..............  20
     35.2.   Addenda......................................................  20
     35.3.   Attorneys' Fees..............................................  20
     35.4.   Captions and Section Numbers.................................  20
     35.5.   Changes Requested by Lender..................................  20
     35.6.   Choice of Law................................................  20
     35.7.   Consent......................................................  20
     35.8.   Corporate Authority..........................................  20
     35.9.   Counterparts.................................................  20
     35.10.  Execution of Lease; No Option................................  20
     35.11.  Furnishing of Financial Statements; Tenant's Representations.  20
     35.12.  Further Assurances...........................................  20
     35.13.  Prior Agreements; Amendments.................................  21
     35.14.  Recording....................................................  21
     35.15.  Severability.................................................  21
     35.16.  Successors and Assigns.......................................  21
     35.17.  Time of the Essence..........................................  21

                                     LEASE
                                     -----

This lease between Outlook Income fund 9, a California limited partnership (herein Landlord), and Arundel - Doerr - Harrison Co., Inc. a Minnesota
                       ------------------------------------   ---------
Corporation (herein Tenant), is dated for reference purposes only as of this
-----------
12th day of November, 1993.
----        --------    --


1.  LEASE OF PREMISES.

In consideration of the Rent (as defined at Section 6.) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit "A", and further described at Section 2.14. The Premises are located within the building and Project (as described in Sections 2.14. and 2.13.). Tenant shall have the nonexclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use the Common Area (as defined in Section 2.4.). This Lease confers no rights either with regard to the subsurface of the land below the ground level of the Building in which the Premises is located or with regard to airspace, interior or exterior, above the ceiling of the Building.


2.  DEFINITIONS.

As used in this Lease the following terms shall have the following meanings:

     2.1. ADJUSTMENT DATE: Each successive anniversary of Tenant's First Adjustment Date (as described in Section 2.17.).

     2.2.  ANNUAL BASE RENT:
              Lease Year 1: $45,966.90*
                             ----------
              Lease Year 2: $45,966.90
                             ----------
              Lease Year 3: $49,560.00
                             ----------
              Lease Year 4: $49,560.00
                             ----------
              Lease Year 5: $49,560.00
                             ----------
          *Landlord shall abate monthly installments of Base Rent for months
          ------------------------------------------------------------------
1-3, of lease year one (1), on 3,026 sf, only.
----------------------------------------------

     2.3.  COMMENCEMENT DATE: January 1, 1994. If the Commencement Date is
                             ---------------
           other than the first day of a month, then the Expiration Date of the Lease shall be extended to the last day of the month in which the Lease expires.

     2.4. COMMON AREA: The building parking areas, landscaped areas and other generally understood public or common area. Landlord shall have the right to regulate or restrict the use of the Common Area.

     2.5.  EXPIRATION DATE: December 31, 1998, unless otherwise sooner
                            -----------------
           terminated in accordance with the provisions of this Lease.

     2.6.  Intentionally left blank.

     2.7.  LANDLORD'S MAILING ADDRESS:

              c/o Glenborough Corporation
              400 South El Camino Real, Suite 1100
              San Mateo, California 94402-1708

           RENT PAYMENT ADDRESS:

              Glenborough Corporation
              -------------------------------------
              11483 Valley View Road
              -------------------------------------
              Eden Prairie, MN 55344
              -------------------------------------

           TENANT'S MAILING ADDRESS:

              Arundel - Doerr - Harrison Co., Inc.
              -------------------------------------
              7576-78 Market Place Drive
              -------------------------------------
              Eden Prairie, MN 55344
              -------------------------------------

     2.8.  LISTING AND LEASING AGENT(S): None
                                         ---------------------------------------

           ------------------------------------------------------------------- .

     2.9.  MONTHLY INSTALLMENTS OF BASE RENT:

               Lease Year 1: $3,830.58* per month
                              ---------
               Lease Year 2: $3,830.58  per month
                              ---------
               Lease Year 3: $4,130.00  per month
                              ---------
               Lease Year 4: $4,130.00  per month
                              ---------
               Lease Year 5: $4,130.00  per month
                              ---------
           *Landlord shall abate monthly installments of Base Rent for months
           ------------------------------------------------------------------
            1-3, of Lease year one (1) on 3,026 sf, only.
           ----------------------------------------------

     2.10. NOTICE: Except as otherwise provided herein, Notice shall mean any notices, approvals and demands permitted or required to be given under this Lease. Notice shall be given in the form and manner set forth in Section 23.

     2.11. ESTIMATED OPERATING EXPENSES, REAL PROPERTY TAXES INSURANCE COSTS - YEAR ONE (Section 6.3.): During the first calendar year of the Lease Term, Landlord's estimate of Operating Expenses, Real Property Taxes and Insurance Costs is $0.32 per square foot of Usable Area per
                                   ----
           month.

     2.12. PARKING: Tenant shall be entitled to the nonexclusive use of 20
                                                                        --
           parking spaces and the exclusive use of 0 parking spaces located on
                                                   -
           the Property. The charge for parking shall be $0.00 per month per
                                                         -----
           parking space for the Term.

     2.13. PREMISES: That portion of the Building containing approximately 6,195
                                                                           -----
           square feet of Usable Area (consisting of 5,384 square feet of office
                                                     -----
           space and 811 square feet of warehouse space), shown by diagonal
                     ---
           lines on Exhibit "A", located at 7576-78 Market Place Drive, Eden
                                            --------------------------------
           Prairie, MN 55344, and known as Unit 1 & 2.
           -----------------                    -----

     2.14. PROJECT: The building of which the Premises are a part (the Building) and other buildings or improvements on the real property (the Property) located at 7562-7578 Market Place Drive, Eden Prairie, MN
                                ----------------------------------------------
           further described at Exhibit "B". The Project is common known as Bryant Lake Business Center - Phase I.
           -------------------------------------

     2.15. SECURITY DEPOSIT (Section 8.): $3,830.58.
                                           --------

     2.16. STATE: The State of Minnesota.
                               ---------

     2.17. Intentionally left blank.

     2.18. TENANT'S PROPORTIONATE SHARE: 10.20%. Such share is a fraction, the
                                         -----
           numerator of which is the Usable Area of the Premises, and the denominator of which is the Usable Area of the Project, as determined by Landlord from time to time. The Project consists of two (2)
                                                                  -------
           building(s) containing a total of 60,757 square feet.
                                             ------

     2.19. TENANT'S USE: (Section 9.): Office sales and storage of consumer
                                       -------------------------------------
           electronics.
           -----------

     2.20. TERM: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

     2.21. USABLE AREA: As to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.


3.  EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are attached hereto and incorporated by reference in this Lease:

     3.1.  Exhibit A - Floor Plan showing the Premises.
     3.2.  Exhibit B - Site Plan of the Project.
     3.3.  Exhibit C - Building Standard Tenant Improvements.
     3.4.  Exhibit D - Tenant Work Letter and Drawings.
     3.5.  Exhibit E - Rules and Regulations.
     3.6. Addenda: Attached hereto and made a part of this Lease by reference are Sections 36-37.
                        -----

4.   DELIVERY OF POSSESSION.

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, and such failure is not caused by an act or omission of Tenant, the Expiration Date shall be extended by the number of days the Commencement Date has been delayed and the validity of this Lease shall not be impaired nor shall Landlord be subject to any liability for such failure; but Rent shall be abated until delivery of possession. Provided, however, if the Commencement Date has been delayed by an act or omission of Tenant then Rent shall not be abated until delivery of possession and the Expiration Date shall not be extended. Delivery of possession shall be deemed to occur on the date Landlord receives a Certificate of Occupancy or upon substantial completion of the Premises, as certified by Landlord's architect. If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent.

Within ten (10) days of delivery of possession Landlord shall deliver to Tenant and Tenant shall execute an Acceptance of Premises in which Tenant shall certify, among other things, that (a) Landlord has satisfactorily completed Landlord's Work to the Premises pursuant to Exhibit "D", unless written exception is set forth thereon, and (b) that Tenant accepts the Premises. Tenant's failure to execute and deliver the Acceptance of Premises shall be conclusive evidence, as against Tenant, that Landlord has satisfactorily completed Landlord's Work to the Premises pursuant to Exhibit "D".

In the event Tenant fails to take possession of the Premises following execution of this Lease, Tenant shall reimburse Landlord promptly upon demand for all costs incurred by Landlord in connection with entering into this Lease including, but not limited to, broker fees and commissions, sums paid for the preparation of a floor and/or space plan for the Premises, costs incurred in performing Landlord's Work pursuant to Exhibit "D", loss of rental income, attorneys' fees and costs, and any other damages for breach of this Lease established by Landlord.


5.   INTENDED USE OF THE PREMISES.

The statement in this Lease of the nature of the business to be conducted by Tenant in the Premises does not constitute a representation or guaranty by the Landlord as to the present or future suitability of the Premises for the conduct of such business in the Premises, or that it is lawful or permissible under the certificate of occupancy issued for the Building, or is otherwise permitted by law. Tenant's taking possession of the Premises shall be conclusive evidence, as against Tenant, that, at the time such possession was taken, the Premises were satisfactory for Tenant's intended use.


6.   RENT.

     6.1.  Payment of Base Rent. Tenant shall pay the Base Rent for the
           --------------------
Premises. Monthly installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated based on a thirty (30) day month. The Rent shall be paid to the Landlord at the Rent Payment Address set forth in Section 2.7., or to such other person at such place as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America. Tenant shall pay Landlord the first Monthly Installment of Base Rent upon execution of this Lease.



     6.2.  Intentionally Left Blank.



     6.3.  Additional Rent for Operating Expenses, Real Property Taxes and
           ---------------------------------------------------------------
Insurance Costs. Tenant shall pay Tenant's Proportionate Share of Operating
---------------
Expenses, Real Property Taxes and Insurance Costs (hereinafter sometimes together referred to as Direct Costs) based on the percentages set forth in
Section 2.18. Tenant's Proportionate Share of Direct Costs shall be deemed Additional Rent. Additional Rent, together with Base Rent and all other costs and expenses Tenant assumes or is obligated to pay to Landlord under the Lease, may be collectively referred to as Rent.

          6.3.1.  Definitions. As used in this Section 6.3., the following terms
                  -----------
     shall have the following meanings:

                  6.3.1.1.  Operating Expenses. The term Operating Expenses
                            ------------------
          shall mean all costs and expenses of every kind and nature, paid or incurred by Landlord, because of or in connection with the management, operations, protection, replacement, repair, ownership, maintenance or occupation of the Building, Project and such additional facilities and personal property as Landlord may determine to be necessary or beneficial; including, without limiting the generality of the foregoing: (a) maintenance, repair, cleaning, painting and the cost of replacement of the structural parts of the Building (including the roof, foundation, floor slab and load bearing walls) amortized over the useful life of such replacement, the exterior surfaces of the Building, (b) the cost amortized over the useful life of capital improvements constructed to comply with any law not in effect or applicable to the Building or Project as of the Commencement Date; (c) modification of existing or construction of additional capital improvements or building service equipment which reduce the consumption of utilities or services or the Operating Expenses of the Building or Project and replacement of capital improvements or building service equipment existing as of the Commencement Date when required because of normal wear and tear or obsolescence; (d) Common Area electric, gas and water, plumbing and sewage, the parking area, the lighting fixtures, directional signs, the irrigation systems and all landscaping of the Building or Project, snow and ice removal and fire safety equipment service; (e) the cost of compliance with all applicable laws and any covenants, conditions or restrictions (including payment of charges assessed pursuant thereto); (f) auditing, accounting, legal and other outside services; (g) depreciation or rental of maintenance and operating machinery and equipment; (h) that portion of all compensation and payroll (including benefits and premiums for worker's compensation and other insurance) paid to or for the benefit of Landlord's employees involved in the performance of work described in this subsection which is allocable to the Building or Project; (i) supplies and materials consumed in connection with the Building or Project; (k) a management fee Not to exceed 5% of gross receipts; and (j) any other costs or expense which would be deductible business expense for Federal Income tax purposes.

                  Notwithstanding the foregoing, the following shall not be included within Operating Expenses: (v) interest or rent paid to any Lender; (w) the cost of constructing tenant improvements for Tenant or any other tenant of the Building or Project; (x) Operating Expenses charged to and paid by any other tenant of the Building or Project;
          (y) the cost of special services, goods or materials provided to any other tenant of the Building or Project; (z) repairs covered by proceeds of insurance or from funds provided by Tenant or any other tenant of the Building or Project.

                  6.3.1.2.  Real Property Taxes. As used herein, the term Real
                            -------------------
          Property Taxes shall include every form of tax (other than general net income or estate taxes of Landlord), charge, levy, assessment, fee, license fee, service fee (including, without limitation, those based on commercial rentals, energy or environmental grounds as well as any increase due to reassessment or escape assessment whether caused by sale or lease of the Premises, Building or Project or otherwise), ordinary or extraordinary, imposed by any authority having direct or indirect power to tax, including, without limitation, any city, county, state or federal government or quasi-government entity or any improvement utility, beautification or similar district against any legal or equitable interest of Landlord in, or against Landlord's right to rent, the Premises or the Building, and any such tax, charge, levy, assessment or fee imposed, in addition to or in substitution for any tax previously included within the definition of real property tax, partially or totally, whether or not foreseeable or now within the contemplation of the parties provided that all separately identifiable real property taxes attributable solely to Tenant's business or Tenant's improvements which are valued at an amount in excess of the Building standard improvements, shall be paid entirely by Tenant, and not prorated with other tenants of the Building or Project. Tenant's obligation to pay its share of the assessments, as provided in this Section 6.3.1.2., shall be calculated on the basis of the amount due if Landlord allows the assessments to go to bond, and the assessment is to be paid in installments, even if Landlord pays the assessment in full. Real Property Taxes for each tax year shall be apportioned to determine the Real Property Taxes for the subject calendar years.

                  6.3.1.3.  Insurance Costs. The term Insurance Costs shall mean
                            ---------------
          all costs and expenses paid or incurred by Landlord to obtain and keep in force during the Term of this Lease policies of insurance providing coverage for (a) public liability; (b) loss of or damage to the Building or Project in such amount or percentage of replacement value as Landlord or its insurance advisor deems reasonable in relation to the age, location, type of construction and physical condition of the Building or Project and the availability of such insurance at reasonable rates; and (c) loss of rental income for a period of one year, which insurance shall also cover all Real Property Taxes and Insurance Costs for the same period. Such policies shall provide protection against all perils included with the classification of fire, extended coverage, vandalism, malicious mischief, special perils (all risk) sprinkler leakage, and other perils which Landlord deems necessary.

          6.3.2.  Determination and Payment of Operating Expenses. Real Property
                  --------------------------------------------------------------
     Taxes and Insurance Costs. Tenant's Proportionate Share of Operating
     -------------------------
     Expenses, Real Property Taxes and Insurance Costs shall be paid as follows:

               6.3.2.1.  Monthly Estimate. On or before the last day of each
                         ----------------
          December during the Term of the Lease or any extended period thereof, Landlord shall deliver to Tenant a written statement showing in reasonable detail Landlord's projected Direct Costs for the ensuing calendar year. During the ensuing calendar year, Tenant shall pay Tenant's Proportionate Share of estimated Direct Costs in advance in equal monthly installments pursuant to the same provisions as Monthly Installments of Base Rent. If during the course of the calendar year Landlord determines that actual Direct Costs will vary from its estimate by more then five percent (5%), Landlord may deliver to Tenant a written statement showing Landlord's revised estimate of Direct Costs; whereupon payments of Tenant's Proportionate Share of estimated Direct Costs shall be adjusted and thereafter paid on the basis of Landlord's revised estimate.

               6.3.2.2. Annual Reconciliation. On or before the first day of
                        ---------------------
          each April during the Term of this Lease or any extended period thereof, Landlord shall furnish to Tenant a written statement of reconciliation (Reconciliation) showing in reasonable detail Landlord's actual Direct Costs for the preceding calendar year. In the event such Reconciliation shows that additional sums are due from Tenant, Tenant shall pay such sums to Landlord within ten (10) days of receipt of such Reconciliation to the end that Landlord shall receive the entire amount of Tenant's Proportionate Share of Direct Costs for the preceding year and no more. In the event such Reconciliation shows that a credit is due Tenant, such credit shall be credited against the next sums becoming due from Tenant, unless this Lease has expired or been terminated pursuant to the terms hereof (and all sums due Landlord have been paid), in which event such sums shall be refunded to Tenant. Neither Landlord's failure to deliver nor late delivery of the statement of projected Direct Costs nor of such Reconciliation to Tenant shall constitute a default by Landlord or operate as a waiver of Landlord's right to collect all Additional Rent or sums due hereunder. Tenant agrees that no written request of such Reconciliation shall be made until the Reconciliation for such period shall be due.

               6.3.2.3. Tenant's Inspection of Reconciliation Accounting
                        ------------------------------------------------
          Records. Provided Tenant is not in default under the terms of the
          -------
          Lease and following prior written request to Landlord, Tenant shall have the right to inspect Landlord's reconciliation accounting records relating to Direct Costs at Landlord's corporate office, during normal business hours, within thirty (30) days of receipt of any annual Reconciliation of Direct Costs, for the purpose of verifying the charges contained in such statement. Tenant may not withhold any payment due Landlord pending completion of such inspection.

     6.4. Taxes on Tenant's Use and Occupancy. In addition to the Rent and any
          -----------------------------------
other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Tenant Improvements made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under Section 6., the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

     6.5. Net Lease. It is the intention of the parties hereto that this Lease
          ---------
shall be completely net to Landlord and shall not be terminable for any reason by Tenant, and that Tenant shall not be entitled to any abatement of or reduction in Rent or other amounts hereunder, except as herein expressly provided regardless of disturbance, prevention, interruption or inconvenience in the use and occupancy of the Premises from any cause whatsoever, whether within or beyond the present contemplations of the parties. With respect to the foregoing, any present or future law to the contrary is hereby waived by Tenant, and shall not alter this agreement of the parties.


7.   INTEREST AND LATE CHARGES.

If Tenant fails to pay when due any Rent or Additional Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, then Tenant shall pay Landlord a late charge equal to six percent (6%) of such installment if any such installment is not received by Landlord within five (5) days from the date it is due. Tenant acknowledges that the late payment of any Rent or Additional Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease. If tenant vacates the premises in default of the lease, Tenant shall be obligated to pay interest at the maximum applicable rate then allowed by law on any unpaid monies from the date the monies became due until payment is received by Landlord. Late charges and interest shall be deemed Additional Recent and are included collectively in the term Rent.

In no event shall this provision for the imposition of a late charge be deemed to grant to Tenant a grace period or an extension of time within which to pay any Rent or Additional Rent due hereunder or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay such Rent or Additional Rent when due.


8.   SECURITY DEPOSIT.

Tenant agrees to deposit with Landlord the Security Deposit set forth in Section
2.15. upon execution of this Lease as security for Tenant's faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon the Landlord.

If Tenant fail to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant's default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited. Tenant's failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for at Section 19. hereof.

If Tenant complies with all of the terms and conditions of this Lease, and Tenant is not in default on any of its obligations hereunder, then within the time period statutorily prescribed after Tenant vacates the Premises, Landlord shall return to Tenant (or, at Landlord's option, to the last subtenant or assignee of Tenant's interest hereunder) the Security Deposit less any expenditures made by Landlord to repair damages to the Premises caused by Tenant and to clean the Premises upon expiration or earlier termination of this Lease.

In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such Security Deposit shall be deemed to be applied first to the payment of Rent and other sums due Landlord for all periods prior to the filing of such proceedings.


9.   TENANT'S USE OF THE PREMISES.

The provisions of this Section are for the benefit of the Landlord and are not nor shall they be construed to be for the benefit of any tenant of the Building or Project.

     9.1.  Use. Tenant shall use the Premises solely for the purposes set forth
           ---
in Section 2.19.

     9.2.  Observance of Law. Tenant shall not use or occupy the Premises or
           -----------------
permit anything to be done in or about the Premises in violation of any covenant, condition or restriction, or law, statute, ordinance or governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, upon Notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the Certificate of Occupancy and promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force which shall be reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the nature of Tenant's use or occupation. The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any such law, statute, ordinance, or governmental regulation, rule or requirement in the use of the Premises shall be conclusive of the fact as between Landlord and Tenant.

     9.3.  Insurance. Tenant shall not do or permit to be done anything which
           ---------
will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of Landlord's insurance carrier(s) or any board of fire insurance underwriters or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for violation of this Section.

     9.4   Nuisance and Waste. Tenant shall not do or permit anything to be done
           ------------------
in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

     9.5.  Load and Equipment Limits. Tenant shall not place a load upon any
           -------------------------
floor of the Premises which exceeds the load per square foot which such floor was designed to carry as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer in connection with Tenant's occupancy shall be paid by Tenant upon Landlord's demand. Tenant shall not install business machines or mechanical equipment which will in any manner cause noise objectionable to or injure other tenants in the Project.

     9.6. Hazardous Material.
          ------------------

          9.6.1. Unless Tenant obtains the prior written consent of Landlord, Tenant shall not create, generate, use, bring, allow, emit, dispose, or permit on the Premises, Building or Project any toxic or hazardous gaseous, liquid or solid material or waste (Hazardous Material), including without limitation, material or substance (a) having characteristics of ignitability, corrosivity, reactivity, or extraction procedure toxicity, or
     (b) which is listed on any applicable federal, state or local law, rule, regulation or ordinance, or (c) which has been determined by any state, federal or local governmental or public authority or agency to be capable of posing a risk of injury to health, safety or property.

          9.6.2. Tenant shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, permitting, generating, creating, emitting or disposing of Hazardous Material whether or not consent to same has been granted by Landlord. Tenant's indemnification and hold harmless obligations include, without limitation (a) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or any federal, state, county or municipal law, ordinance or regulation, including, without limitation, any subsequent tenant or owner of the Premises or adjacent property, (b) claims liabilities, costs or expenses pertaining to the cleanup or containment of Hazardous Material, the identification of the pollutants in the Hazardous Material, the identification of the scope of any environmental contamination, the removal of pollutants from soils, riverbeds or acquifers, the provision of an alternative public drinking water source, (c) all costs and fees incurred in defending such claims, and
     (d) all costs or losses to Landlord arising from inability or delay in selling or leasing the Premises after the expiration of the Lease, including, without limitation, reduction in the market value of the Premises, Building or Project. Tenant shall comply at its sole cost, with all laws pertaining to such Hazardous Material. Tenant's hold harmless and indemnity obligations hereunder shall survive the expiration or sooner termination of this Lease.

          9.6.3. Tenant shall provide to Landlord a copy of any permit applications and/or permits issued by any governmental agency concerning Tenant's use or generation of Hazardous Material on or about the Premises.

          9.6.4. In the event Landlord grants Tenant permission to so bring, allow, use, permit, generate, create, emit or dispose Hazardous Material as set forth in Section 9.6.1. above (a) Tenant shall provide to Landlord on an annual basis a report from a person who is, to Landlord's satisfaction, appropriately qualified or licensed as an expert in the field of hazardous materials laws compliance matters, certifying that Tenant is complying with all applicable governmental statues and regulations concerning Hazardous Material, and that there have been no spills or contamination by Tenant at the Premises that have not been fully corrected and cleaned up and, (b) prior to any such bringing, allowing, using permitting, generating, creating, emitting or disposing of Hazardous Materials, Tenant shall provide proof satisfactory to Landlord that tests prove there was existing contamination by such Hazardous Material (which was not the result of acts or omissions of Tenant) or if Tenant fails to provide such proof it shall be conclusively presumed between the parties that any such contamination thereafter existing at, on or emitted from the Premises was caused solely by Tenant.

          9.6.5. In the event of contamination by Hazardous Material at, from, of or around the Premises, the Building or the Project, the cleanup of which is the responsibility of Tenant, Landlord may require within fifteen (15) days after written notification from Landlord, that Tenant post a bond or other adequate security to the benefit of Landlord, in an amount equal to Landlord's estimate of costs for cleaning up the contamination. The posting of the bond does not relieve Tenant from fulfilling its responsibility to clean up the contamination. After the contamination has been cleaned up and certified, as set forth above, the bond or other adequate security shall be returned to Tenant.

     9.7. Use of Common Area. Tenant is hereby granted, for so long as it is
          ------------------
not in default hereunder, a non-exclusive license to use in common with other occupants of the Building or Project, if any, such facilities within or without the Building which are designated from time to time for the general use, benefit or convenience of Tenant and the other tenants or occupants of the Building or Project or their employees, customers, authorized representatives or invitees. Tenant shall use the Common Area in conformity with the reasonable rules and regulations and changes thereto from time to time promulgated by Landlord governing the use, maintenance, management, and operation of said Common Area. The manner and nature of the installation and maintenance of the Common Area shall be subject to the sole discretion of Landlord. Landlord reserves the right from time to time to make changes in the shape, size, location and extent of same provided that any such change shall be after Notice to Tenant, except as may be required by law or government agencies. Landlord retains the right to promulgate such aforesaid reasonable rules, regulations and changes from time to time and also retains the right to temporarily close the Common Area from time to time in order to prevent a dedication thereof or for the making of repairs or performance of maintenance.

10.  SERVICES AND UTILITIES.

Tenant shall make all arrangements for and pay for all utilities and services furnished to or used by it, including, without limitation, gas, electricity, heating, air conditioning and other ventilation, janitorial, water, sewage, telephone service, trash collection, including any taxes thereon, and for all connection charges, except for those utility and services Landlord is to acquire for the account of the tenants to service the Common Area.

Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of, (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (b) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (c) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through, in connection with or incidental to the failure to furnish any such services.

11.  REPAIRS AND MAINTENANCE.

     11.1.  Landlord's Obligations. Landlord shall make all structural repairs
            ----------------------
except as specified herein and shall maintain in good order, condition and repair the Building and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building.


     11.2.  Tenant's Obligations.
            --------------------

          11.2.1 Tenant shall, at Tenant's sole expense and except for services furnished by Landlord pursuant to Section 10. hereof, maintain the Premises in good order, condition and repair. For the purposes of this Section 11.2.1., the term Premises shall be deemed to include all items and equipment installed by or for the benefit of or at the expense of Tenant, including without limitation the interior surfaces of the ceilings, walls and floors; all doors; all interior and exterior windows; dedicated heating, ventilating and air conditioning equipment (Tenant shall procure and maintain at Tenant's expense a heating and air conditioning system maintenance contract); all plumbing, pipes and fixtures; electrical switches and fixtures; and Building Standard Tenant Improvements, if any.

          11.2.2. Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof to the satisfaction of Landlord, the need for which arises out of
     (a) Tenant's use or occupancy of the Premises, (b) the installation, removal, use or operation of Tenant's Property (as defined in Section 13.) in the Premises, (c) the moving of Tenant's Property into or out of the Building, or (d) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

          11.2.3. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Notice to Tenant to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work.

     11.3.  Compliance with Law.  Landlord and Tenant shall each do all acts
            -------------------
necessary to comply with all applicable laws, statutes, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

     11.4.  Notice of Defect.  If it is Landlord's obligation to repair, Tenant
            ----------------
shall give Landlord prompt Notice of any damage to or defective condition, regardless of the nature or cause, in any part or appurtenance of the Building.

     11.5.  Landlord's Liability.  Except as otherwise expressly provided in
            --------------------
this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's conduct of its business in the Premises.

12.  CONSTRUCTION, ALTERATIONS AND ADDITIONS.

     12.1.  Landlord's Construction Obligations. Landlord shall perform
            -----------------------------------
Landlord's Work to the Premises as described in Exhibit "D".

     12.2.  Tenant's Construction Obligations. Tenant shall perform Tenant's
            ---------------------------------
Work to the Premises as described in Exhibit "D" and shall comply with all of the provisions of this Section 12.

     12.3.  Tenant's Alterations and Additions.  Except as provided in Section
            ----------------------------------
12.2. above, Tenant shall not make any other additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlord's consent may be conditioned on Tenant removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall comply with all applicable laws, ordinances, codes and rules of any public authority and shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. The work shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Building in which the Premises is located.

Landlord may require, in Landlord's sole discretion and at Tenant's sole cost and expense, that Tenant provide Landlord with a lien and completion bond in an amount equal to at least one and one-half (1-1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises. Nothing contained in this Section 12.3. shall relieve Tenant of its obligation under Section 12.4. to keep the Premises, Building and Project free of all liens.

     12.4.  Payment. Tenant shall pay the costs of any work done on the Premises
            -------
pursuant to Sections 12.2. and 12.3., and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant hereby indemnifies, and agrees to defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall give Notice to Landlord at least ten (10) business days prior to the expected date of commencement of any work relating to alterations, additions or improvements to the

Premises. Landlord retains the right to enter the Premises and post such notices as Landlord deems proper at any reasonable time.

     12.5 Property of Landlord. Unless their removal is required by Landlord as
          --------------------
provided in Section 12.3., all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant's equipment, machinery and trade fixtures shall remain the Property of Tenant and may be removed, subject to the provisions of Section 13.2.


13. LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

     13.1 Leasehold Improvements. All fixtures, equipment (including
          ----------------------
air-conditioning or heating systems), improvements and appurtenances attached to or built into the Premises at the commencement or during the Term of the Lease (Leasehold Improvements), whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13.2, unless Landlord, by Notice to Tenant not later than thirty (30) days prior to the expiration of the Term, elects to have Tenant remove any Leasehold Improvements installed by Tenant. In such case, Tenant, at Tenant's sole cost and expense and prior to the expiration of the Term, shall remove the Leasehold Improvements and repair any damage caused by such removal.


     13.2. Tenant's Property. All signs, notices, displays, movable partitions,
           -----------------
business and trade fixtures, machinery and equipment (excluding air-conditioning or heating systems, whether installed by Tenant or not), communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, Tenant's Property) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal, including without limitation repairing the flooring and patching and painting the walls where required by Landlord to Landlord's resonable satisfaction, all at Tenant's sole cost and expense.

14. INDEMNIFICATION.

     14.1. Tenant Indemnification. Tenant shall indemnify and hold Landlord
           ----------------------
harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of: (a) Tenant's use and occupancy of the Premises, or the Building or Project, or any work, activity or thing done, allowed or suffered by Tenant in, on or about the Premises, the Building or the Project; (b) any breach or default by Tenant of any of Tenant's obligations under this Lease; or (c) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, subtenants, licensees, customers, guests, invites or contractors. At Landlord's request, Tenant shall, at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim. Tenant shall indemnify Landlord against all costs, attorney's fees, expert witness fees and any other expenses or liabilities incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease. Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except in connection with damage or injury resulting from the negligence or willful misconduct of Landlord or its authorized agents.


     14.2. Landlord Not Liable. Landlord shall not be liable for injury or
           -------------------
damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, lighting fixtures or mechanical or electrical systems, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources, unless the condition was the result of Landlord's negligence or willful misconduct. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project or for the acts of persons in, on or about the Premises, Building or Project who are not the authorized agents of Landlord.

Tenant acknowledges that Landlord's election to provide mechanical surveillance or to post security personnel in the Building or on the Project is within Landlord's discretion; Landlord shall have no liability in connection with the decision whether or not to provide such services and Tenant hereby waives all claims based thereon. Landlord shall not be liable for losses due to theft, vandalism or like causes. Tenant shall defend, indemnify and hold Landlord harmless from any such claims made by any employee, licensee, invitee, contractor, agent or other person whose presence in, on, or about the Premises, Building or Project is attendant to the business of Tenant.

15. TENANT'S INSURANCE.


        15.1. Insurance Requirement. All insurance required to be carried by
              ---------------------
Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord's lender and qualified to do business in the State. Each policy shall name Landlord, Glenborough Management Corporation and, at Landlord's request, any mortgagee of Landlord, as additional insureds, as their respective interests may appear. The issuing companies shall have a rating of not less than "A" in the latest edition of Best's Insurance Guide and shall be at least a Class XII company. Each policy shall contain (a) a cross-liability endorsement, (b) a provision that such policy and the coverage evidenced thereby shall be primary and noncontributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (c) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or the certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancellable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord and Landlord's lender by the insurer. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least twenty (20) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the cost thereof together with a twenty-five percent (25%) handling charge, payable upon demand with interest from the date such sums are extended at the rate set forth in Section 7. hereof. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.


        15.2. Fire and Extended Coverage. Beginning on the date Tenant is given
              --------------------------
access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of property insurance covering (a) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of
Section 12. hereof), and (b) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included with the classification Fire and Extended Coverage insurance with vandalism and malicious mischief and all risk endorsements subject to the standard exclusions among which are earthquake and flood. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (a) shall be paid to Landlord, and the proceeds under (b) about shall be paid to Tenant. Landlord shall, during the term hereof, maintain in effect similar insurance on the Common Area, including but not limited to insurance for sprinkler damage, vandalism and malicious mischief, as well as, all risk, fire and extended coverage.


        15.3. General Liability and Property Damage. Beginning on the date
              -------------------------------------
Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect comprehensive general liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage of not less than One Million and 00/100 Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage liability. Landlord shall, during the term hereof, maintain in effect similar insurance coverage on the Common Area.


        15.4. Increases in Insurance Policy Limits. Not less than every five (5)
              ------------------------------------
years, if, in the opinion of Landlord or Landlord's lender, the amount of Tenant's insurance policy limits for all insurance to be carried by Tenant as set forth in this Section 15. is not adequate, Tenant shall increase the insurance coverage as recommended by either Landlord or Landlord's lender.


        15.5. Worker's Compensation Insurance. Beginning on the date Tenant is
              -------------------------------
given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect worker's compensation insurance as required by law.


        15.6. Waiver of Subrogation. Landlord and Tenant each hereby waive all
              ---------------------
rights of recovery against the other and against the officers, employees, agents and representatives, contractors, and invites of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy which may have been in force at the time of such loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give written notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. In the event either party is unable to obtain a waiver of subrogation from its insurer, this Section
15.6. shall become void and of no force or effect.



16.  DAMAGE OR DESTRUCTION.

     16.1.  Damage. If, during the term of this Lease, the Premises or the
            ------
portion of the Building necessary for Tenant's occupancy is damaged by fire or other casualty covered by fire and extended coverage insurance carried by Landlord, Landlord shall promptly repair the damage provided (a) such repairs can, in Landlord's opinion, be completed, under applicable laws and regulations, within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, (b) insurance proceeds are available to pay eighty percent (80%) or more of the cost of restoration, and (c) Tenant performs its obligations pursuant to Section 16.4. hereof. In such event, this Lease shall continue in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, Tenant shall be entitled to a proportionate reduction of Rent to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 16.4. If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of Rent.

     16.2.  Repair of Premises in Excess of One Hundred Eighty Days. If in
            -------------------------------------------------------
Landlord's opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect, upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 16.1. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

     16.3.  Repair Outside Premises. If any other portion of the Building or
            -----------------------
Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section
16.1. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

     16.4.  Tenant Repair. If the Premises are to be repaired under this Section
            -------------
16., Landlord shall repair at its cost any injury or damage to the Building and Building Standard Tenant Improvements, if any. Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to perform work other than Landlord's Work performed previously pursuant to Section 12.1. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

     16.5.  Election Not to Perform Landlord's Work. Notwithstanding anything to
            ---------------------------------------
the contrary contained herein, Landlord shall provide Notice to Tenant of its intent to repair or replace the Premises, and, within five (5) days of its receipt of such Notice, Tenant shall provide Notice to Landlord of its intent to reoccupy the Premises. Should Tenant fail to provide such Notice to Landlord, then such failure shall be deemed an election by Tenant not to re-occupy the Premises and Landlord may elect not to perform the repair or replacement of the Premises. Such election shall not result in a termination of this Lease and all obligations of Tenant hereunder shall remain in full force and effect, including the obligation to pay Rent.

     16.6.  Express Agreement. This Lease shall be considered an express
            -----------------
agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement shall have no application.


17.  EMINENT DOMAIN.

     17.1. Whole Taking. If the whole of the Building or Premises is lawfully
           ------------
taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date.

     17.2.  Partial Taking. If less than the whole of the Building or Premises
            --------------
is so taken, this Lease shall be unaffected by such taking, provided that (a) Tenant shall have the right to terminate this Lease by Notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (b) Landlord shall have the right to terminate this Lease by Notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) calendar day after either such Notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Usable Area of the Premises and Project.

     17.3.  Proceeds. In the event of any taking, partial or whole, all of
            --------
the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority; however, Tenant shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's Property and damage to Leasehold Improvements installed at the sole expense of Tenant.

     17.4.  Landlord's Restoration. In the event of a partial taking of the
            ----------------------
Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking; provided however, Landlord shall not be obligated to perform work other than Landlord's Work performed previously pursuant to Section 12.1. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of Tenant's Property and any other Leasehold Improvements.

18.  ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Section 18.

     18.1.  No Assignment or Subletting. Tenant shall not, without the prior
            ---------------------------
written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be voidable and shall, at the option of Landlord, constitute a default hereunder. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the prior written consent of Landlord.

          18.1.1. For purposes of this Section 18., the following shall be deemed an assignment:

               18.1.1.1. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law, and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership.

               18.1.1.2. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock of Tenant in excess of twenty-five (25%), or any sale (or cumulative sales) of fifty-one (51%) or more of the value of the assets of Tenant provided, however, the foregoing shall not apply to corporations the capital stock of which is publicly traded.

     18.2.  Landlord's Consent. If, at any time or from time to time during the
            ------------------
Term hereof, Tenant desires to assign this Lease or sublet all or any part of the Premises and Tenant is not in default under the term of the Lease, Tenant shall submit to Landlord a written request for approval setting forth the terms and provisions of the proposed assignment or sublease and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld. Landlord's consent to any assignment shall not be construed as a consent to any subsequent assignment, subletting, transfer of partnership interest or stock, occupancy or use.

          18.2.1. Landlord's approval shall be conditioned, among other things, on Landlord's receiving adequate assurances of future performance under this Lease and any sublease or assignment. In determining the adequacy of such assurances, Landlord may base its decision on such factors as it deems appropriate, including but not limited to:

               18.2.1.1. that the source of rent and other consideration due under this Lease, and, in the case of assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of Tenant and its guarantors, if any, as of the time Tenant became the lessee under this Lease;

               18.2.1.2. that any assumption or assignment of this Lease will not result in increased cost or expense, wear and tear, greater traffic or demand for services and utilities provide by Landlord pursuant to Section 10. hereof and will not disturb or be detrimental to other tenants of Landlord;

               18.2.1.3. whether the proposed assignee's use of the Premises will include the use of Hazardous Material, or will in any way increase any risk to Landlord relating to Hazardous Material; and

               18.2.1.4. that assumption or assignment of such lease will not disrupt any tenant mix or balance in the Project.

          18.2.2. The assignment or sublease shall be on the same terms and conditions set forth in the written request for approval given to Landlord, or, if different, upon terms and conditions consented to by Landlord;

          18.2.3. No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises or any part thereof until an executed counterpart of such assignment or sublease has been delivered to Landlord;

          18.2.4. No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained;

          18.2.5. Any sums or other economic considerations received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate (a) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (b) any real estate brokerage commissions or fees payable to third parties in connection with such assignment or subletting, shall be shared equally by Tenant and Landlord as Additional Rent under this Lease without effecting or reducing any other obligations of Tenant hereunder.

     18.3.  Tenant Remains Responsible. No subletting or assignment shall
            --------------------------
release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

     18.4.  Payment of Fees. If Tenant assigns the Lease or sublets the Premises
            ---------------
or requests the consent of Landlord to any assignment or subletting, then Tenant shall, upon demand, pay Landlord, whether or not consent is ultimately given, an administrative free of Two Hundred Fifty and 00/100 Dollars ($250.00) plus costs and other expenses incurred by Landlord in connection with each such act or request.

19.  DEFAULT.

     19.1.  Tenant's Default. The occurrence of any one or more of the following
            ----------------
events shall constitute a default and breach of this Lease by Tenant:

          19.1.1. If Tenant abandons or vacates the Premises; or

          19.1.2. If Tenant fails to pay any Rent or Additional Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for three (3) days after receipt of Notice thereof from Landlord to Tenant; or

          19.1.3. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (3) days after Notice thereof from Landlord to Tenant; or

          19.1.4. If a writ of attachment or execution is levied on this Lease or on any of Tenant's Property; or

          19.1.5. If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

                19.16. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

                19.1.7. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

                19.1.8. If Tenant is a partnership or consists of more than one
        (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in Sections
        19.1.4. through 19.1.7. above.

        19.2. Landlord Remedies. In the event of Tenant's default hereunder,
              -----------------
then, in addition to any other rights or remedies Landlord may have under any law or at equity, Landlord shall have the right, at Landlord's option and without further notice or demand of any kind, to do the following:


                19.2.1. Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

                19.2.2. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable, or

                19.2.3. Reenter the Premises under the provisions of Section 19.2.2., and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

If Landlord reenters the Premises under the provisions of Section 19.2.1. or
19.2.3. above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises which are not covered by the rent received from the reletting.

        19.3. Damages Recoverable. Should Landlord elect to terminate this Lease
              -------------------
under the provisions of Section 19.2.1 or 19.2.3 above, Landlord may recover as damages from Tenant the following:

                19.3.1. Past Rent. The worth at the time of the award of any
                        ---------
        unpaid Rent which had been earned at the time of termination including the value of any Rent that was abated during the Term of the Lease; plus

                19.3.2. Rent Prior to Award. The worth at the time of the award
                        -------------------
        of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                19.3.3. Rent After Award. The worth at the time of the award of
                        ----------------
        the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

                19.3.4. Proximately Caused Damages. Any other amount necessary
                        --------------------------
        to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would by likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the premises, including brokers' commissions.

"The worth at the time of the award" as used in items 19.3.1. and 19.3.2. above, is to be computed by allowing interest at the maximum rate permitted by law to be charged by an individual. "The worth at the time of the award" as used in item 19.3.3. above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

        19.4. Landlord's Right to Cure Tenant's Default. If Tenant defaults in
              -----------------------------------------
the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to), without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance immediately upon written demand therefor, and if paid at a later date these costs shall bear interest in accordance with Section 7.


        19.5 Landlord's Default. If Landlord fails to perform any covenant,
             ------------------
condition or agreement contained in this Lease within thirty (30) days after receipt of Notice from Tenant specifying such default, or, if such default cannot reasonably be cured within thirty (30) days if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any), wherever situated, shall be subject to levy to satisfy such judgment.


        19.6. Mortgagee Protection. Tenant agrees to send by certified or
              --------------------
registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.


        19.7. Tenant's Right to Cure Landlord's Default. If, after Notice to
              -----------------------------------------
Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.


20. WAIVER.

No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written acknowledgement from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease.

Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.


21. SUBORDINATION AND ATTORNMENT.

This Lease is and shall be subject and subordinate to all ground or underlying leases which now exist or may hereafter be executed affecting the Building or the land upon which the

Building is situated, or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or on or against Landlord's interest or estate herein, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of the recording thereof. Tenant covenants and agrees to execute and deliver upon demand, without charge therefor, such further instruments evidencing such subordination of this Lease to such ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may be required by Landlord.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

22.  TENANT ESTOPPEL CERTIFICATES.

     22.1.  Landlord Request for Estoppel Certificate. Within ten (10) days
            -----------------------------------------
after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, in the form requested by Landlord, a written statement certifying, among other things, (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and Additional Rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be conclusively relied upon by a prospective purchaser, assignee or encumbrancer of the Premises.

     22.2. Failure to Execute. Tenant's failure to execute and deliver such
           ------------------
statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that: (a) this Lease is in full force and effect and has not been modified except as represented by Landlord; (b) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent and (c) not more than one month's Rent has been paid in advance.

23.  NOTICE.

Notice shall be in writing and shall be deemed duly served or given if personally delivered, sent by certified or registered U.S. Mail, postage prepaid with a return receipt requested, or sent by overnight courier service, fee prepaid with a return receipt requested, as follows: (a) if to Landlord, to Landlord's Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address; provided, however, Notices to Tenant shall be deemed duly served or given if delivered or sent to Tenant at the Premises. Landlord and Tenant may from time to time by Notice to the other designate another place for receipt of future Notice. Notwithstanding anything contained herein to the contrary, any notice from Landlord to Tenant arising from Section 19. of the Lease shall be served or given in accordance with State laws and shall be the only notice required.

24.  TRANSFER OF LANDLORD'S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, provided the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all of Landlord's obligations hereunder are assumed by such transferee. If any security deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

25.  SURRENDER OF PREMISES.

     25.1.  Clean and Same Condition. Upon the Expiration Date or earlier
            ------------------------
termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord clean and in the same condition as when received, except for (a) reasonable wear and tear, (b) loss by fire or other casualty, and (c) loss by condemnation. Tenant shall remove Tenant's Property no later than the Expiration Date. If Tenant is required by Landlord to remove any additions, alterations, or improvements under Section 12.3., Tenant shall complete such removal no later than the Expiration Date. Any damage to the Premises, including any structural damage, resulting from removal of any addition, alteration, or improvement made pursuant to Section 12.3. and/or from Tenant's use or from the removal of Tenant's Property pursuant to Section 13.2. shall be repaired no later than the Expiration Date by Tenant at Tenant's sole cost and expense. On the Expiration Date Tenant shall surrender all keys to the Premises.

     25.2  Failure to Deliver Possession. If Tenant fails to vacate and
           -----------------------------
deliver possession of the Premises to Landlord on the expiration or sooner termination of this Lease as required by Section 25.1., Tenant shall indemnify and hold Landlord harmless from all claims, liabilities and damages resulting from Tenant's failure to vacate and deliver possession of the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to vacate and deliver possession of the Premises and rental loss which Landlord suffers.

     25.3.  Property Abandoned. If Tenant abandons or surrenders the
            ------------------
Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant.

26.  HOLDING OVER.

If after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to the term and Base Rent), but the Monthly Installments of Base Rent payable by Tenant shall be increased to one hundred fifty percent (150%) of the Monthly Installments of Base Rent payable by Tenant at the expiration of the Term. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance Notice of the date of termination.

27.  RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "E" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be liable for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

28.  CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without (a) liability to Tenant for damage or injury to property, person or business; (b) causing an actual or constructive eviction from the Premises; or (c) disturbing Tenant's use or possession of the Premises:

     28.1. To name the Building and Project and to change the name or street address of the Building or Project;

     28.2. To install and maintain all signs on the exterior and interior of the Building and Project;

     28.3. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's files, vaults and safes;

     28.4. To stripe or restripe, resurface, enlarge, change the grade or drainage of and control access to the parking lot; to assign and reassign spaces for the exclusive or nonexclusive use of tenants (including Tenant); and to locate or relocate parking spaces assigned to Tenant;

     28.5. At any time during the Term, with prior telephonic notice to Tenant, to inspect the Premises, and to show the Premises to any person having an existing or prospective interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

     28.6. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building, and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts

(except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

29.  ADVERTISEMENTS AND SIGNS.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation the inside or outside of windows or doors, without the prior written consent of Landlord. Landlord shall have the right to remove any signs or other matter installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days of written demand by Landlord.

30.  RELOCATION OF PREMISES.

Landlord shall have the right to relocate the Premises to another part of the Building in accordance with the following:

     30.1. The new premises shall be substantially the same in size, dimensions, configuration, decor and nature as the Premises described in this Lease, and, if the relocation occurs after the Commencement Date, shall be placed in that condition by Landlord at its cost.

     30.2. Landlord shall give Tenant at least thirty (30) days prior Notice of Landlord's intention to relocate the Premises.

     30.3. As nearly as practicable, the physical relocation of the Premises shall take place on a weekend and shall be completed before the following Monday. If the physical relocation has not been completed in that time, Base Rent shall abate in full from the time the physical relocation commences to the time it is completed. Upon completion of such relocation, the new premises shall become the Premises under this Lease.

     30.4. All reasonable costs incurred by Tenant as a result of the relocation shall be paid by Landlord.

     30.5. If the new premises are smaller than the Premises as it existed before the relocation, Base Rent shall be reduced proportionately.

     30.6. The parties hereto shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the reduction of Base Rent, if any.

31.  GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

32.  FORCE MAJEURE.

Any provision, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile governmental actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section 32. shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

33.  BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Listing and Leasing Agent(s) set forth in Section 2.9. of this Lease. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

34.  QUIET ENJOYMENT.

Tenant, upon payment of Rent and performance of all of its obligations under this Lease, shall peaceably, quietly and exclusively enjoy possession of the Premises without unwarranted interference by Landlord or anyone acting or claiming through Landlord, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

35.  MISCELLANEOUS.

     35.1.  Accord and Satisfaction: Allocation of Payments. No payment by
            -----------------------------------------------
Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

     35.2.  Addenda. If any provision contained in an addendum to this Lease is
            -------
inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

     35.3.  Attorneys' Fees. If any action or proceeding is brought by either
            ---------------
party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

     35.4.  Captions and Section Numbers. The captions appearing in the body of
            ----------------------------
this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Section numbers refer to Sections in this Lease.

     35.5.  Changes Requested by Lender. Neither Landlord nor Tenant shall
            ---------------------------
unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

     35.6.  Choice of Law. This Lease shall be construed and enforced in
            -------------
accordance with the Laws of the State.

     35.7.  Consent. Notwithstanding anything contained in this Lease to the
            -------
contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages, by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and, in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction.

     35.8.  Corporate Authority. If Tenant is a corporation, each individual
            -------------------
signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

     35.9.  Counterparts. This Lease may be executed in multiple counterparts,
            ------------
all of which shall constitute one and the same Lease.

     35.10.  Execution of Lease: No Option. The submission of this Lease to
             -----------------------------
Tenant shall be for examination purpose only and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord, notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

     35.11.  Furnishing of Financial Statements: Tenant's Representations. In
             ------------------------------------------------------------
order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

     35.12.  Further Assurances. The parties agree to promptly sign all
             ------------------
documents reasonably requested to give effect to the provisions of this Lease.

     35.13. Prior Agreements: Amendments. This Lease and the schedules and
            ----------------------------
riders attached, if any, form a part of this Lease together with the rules and regulations set forth on Exhibit "E" attached hereto, and set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings (Representations) between the Landlord and Tenant concerning the Premises and the Building and Project, and there are no Representations, either oral or written, between them other than those in this Lease.

This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent the Landlord or Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, and that it has not relied on any such Representations. Tenant further acknowledges that no such Representations shall be used in the interpretation or construction of this Lease, and that Landlord shall have no liability for any consequences arising as a result of any such Representations.

Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by each of the parties.

     35.14. Recording. Tenants shall not record this Lease without the prior
            ---------
written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a short form memorandum of this Lease for recording purposes.

     35.15. Severability. A final determination by a court of competent
            ------------
jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

     35.16. Successors and Assigns. This Lease shall apply to and bind the
            ----------------------
heirs, personal representatives, and successors and assigns of the parties.

     35.17. Time of the Essence. Time is of the essence of this Lease.
            -------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth on Page 1.


LANDLORD:


OUTLOOK INCOME FUND 9.
a California Limited Partnership

By: Glenborough Realty Corporation,
    a California corporation,
    Its Managing General Partner

By: /s/ Sandra M. Boyle
   ------------------------------
Its: Vice President
    -----------------------------

TENANT:

Arundel-Doerr-Harrison Co., Inc.
--------------------------------------
a Minnesota Corporation
--------------------------------------

    By: /s/ Robert H. Doerr
        ------------------------------
     Its: Vice President
         -----------------------------


    By:
        ------------------------------
     Its:
         -----------------------------

                           ADDENDUM TO LEASE BETWEEN
                       Outlook Income Fund 9 (Landlord)
               and Arundel-Doerr-Harrison Company, Inc. (Tenant)



                           Dated  November 12, 1993
                                 ------------------------

36. TERMINATION OF EXISTING LEASE.

Section 36. adds to and amends the Lease as follows:

The parties hereto are also landlord and tenant, respectively, of a portion of the Premises by way of a lease dated May 2, 1989 (the "Existing Lease"). Landlord and Tenant shall terminate the Existing Lease, effective as of the Commencement Date hereof, once this Lease has been fully executed.

37. TENANT IMPROVEMENTS.

Section 37. adds to and amends the Lease as follows:

Prior to the Commencement Date, Landlord shall construct tenant improvements in the Premises in accordance with Plans and Specifications, as approved by Landlord and Tenant, to be attached to the Lease as Exhibit D. Landlord shall contribute a total of $64,608.00 toward the cost of tenant improvements. Any costs in excess of $64,608.00 shall be paid by Tenant, as Additional Rent, within ten (10) days of receipt of Landlord's invoice.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum to Lease as of the date first above written.

LANDLORD:

OUTLOOK INCOME FUND 9,
a California limited partnership

By: Glenborough Realty Corporation
    a California corporation
    Its Managing General Partner

    By: /s/ Sandra M. Boyle
       ----------------------------------
       Its Vice President
           ------------------------------

TENANT:

ARUNDEL-DOERR-HARRISON COMPANY, INC.,
a Minnesota corporation

By: /s/ Robert H. Doerr
   -------------------------------------
   Its Vice President
       ---------------------------------


By:
   -------------------------------------
   Its
       ---------------------------------

                                                                      Exhibit A

                                  Floor Plan
                                      of
                                industrial park

                                                                       Exhibit B

                                  Floor Plan
                                      of
                                industrial park

Legal Description - Bryant Lake Business Center
                    Phase I
Lots 2 and 3, Block 1, Bryant Lake Office Tech
Center

                                  EXHIBIT "C"





                     BUILDING STANDARD TENANT IMPROVEMENTS





                                    DELETE

                               EXHIBIT    E
                                       ---------
                             RULES AND REGULATIONS

                         BRYANT LAKES BUSINESS CENTER
                         ----------------------------


1. Project Hours: 8:00 a.m. - 6:00 p.m. WEEKDAYS

2. The sidewalks, passages, exits and entrances shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from their respective premises. The Landlord shall in all cases retain the right to control and prevent access by all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or Project and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenants normally deal in the ordinary course of Tenant's business, unless such persons are engaged in illegal activities.

3. The directory of the Project, if any, will be provided exclusively for the display of the name and location of Tenant only, and Landlord reserves the right to exclude any other names thereon.

4. No signs shall be attached to or placed in windows. No awning or shade shall be affixed or installed over or in the windows or the exterior of the Premises. The windows of the Building shall not be covered or obstructed by Tenant.

5. The toilets and urinals shall not be used for any purpose other than those for which they were constructed and no rubbish, newspapers or other substances of any kind shall be thrown into them. Tenants shall not mark, drive nails, screw or drill into, paint, nor in any way deface the walls, ceilings, partitions or floors. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the Tenant who has caused such breakage, stoppage or damage.

6. Electric wiring of any kind shall be introduced and connected as directed by Landlord, and no boring or cutting for wires will be allowed except with the consent of Landlord. The location of telephones, call boxes, etc., shall be prescribed by Landlord.

7. Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for any loss or damage to any such safe or property from any cause; but all damage done to the Building by moving or maintaining any such safe or property shall be repaired at the expense of Tenant.

Rules and Regulations
Bryant Lakes Business Center
Page Two

 8. No additional lock or locks shall be placed by Tenants on any door in the Building unless written consent of Landlord shall have first been obtained. Two keys will be furnished by Landlord for entry door or doors only, and any additional keys required must be obtained from Landlord, at Tenant's cost, and neither Tenant nor his agents or employees shall have any duplicate key made. The Tenant, upon termination of the tenancy, shall deliver to the Landlord the keys of the offices, rooms and toilet rooms which shall have been furnished, or shall pay the Landlord the cost of replacing same or changing the lock or locks opened by such lost key if Landlord deems it necessary to make such changes.

 9. The carrying in or out of freight, furniture or bulky matter of any description, must take place during such hours as Landlord may from time to time reasonably determine. The installation and moving of such property shall be made upon previous notice to the Property Manager for the Project, but Landlord shall not be responsible for loss of or damage to such property, from any cause.

10. Tenant shall use, at Tenant's cost, such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

11. Tenant and Tenant's officers, agents and employees shall not make or permit any loud, unusual or improper noises, nor interfere in any way with other Tenants or those having business with them, nor bring into nor keep any animal or bird, or any bicycle, automobile, or other vehicle, except such vehicles as they are permitted to park in the parking lot, and shall park in the areas designated from time to time for employee parking.

12. No aerial shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of Landlord.

13. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner, except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees, or invitees, the damage shall have been caused.

14. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

Rules and Regulations
Bryant Lakes Business Center
Page Three




15. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and the street address of the Building of which the Premises are a part.

16. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

17. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity shall be likewise carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by Tenant, other tenants, or occupants of the Building. Landlord reserves the right to close and keep locked all entrances and exit doors of the Building before and after the normal hours of operation, and during such further hours as Landlord may deem advisable for the adequate protection of said Building and the property of its tenants.

18. The requirements of Tenant will be attended to only upon application at Landlord's management office. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

19. Landlord reserves the right by written notice to Tenant to add to, rescind, alter or waive these rules and regulations at any time prescribed for the Project when, in Landlord's reasonable judgment, it is necessary, desirable or proper for the best interest of the Project and its Tenants.

20. Tenants shall not disturb, solicit, or canvass any occupant of the Building or Project and shall cooperate to prevent same.

Rules and Regulations
Bryant Lakes Business Center
Page Four



All city and county ordinances shall be observed by Tenants in the use of this Building and leased Premises.

It is understood and agreed between Tenant and Landlord that no assent or consent to any waiver of any part hereof by Landlord in spirit or letter shall be deemed or taken as made except when the same is done in writing and attached to or endorsed hereon by Landlord.

In the event of any conflict between these rules and regulations or any further or modified rules and regulations from time to time issued by Landlord and the Lease provisions, the Lease provisions shall govern and control.






                            GLENBOROUGH CORPORATION

                                  ADDENDUM TO
                                  -----------
                              SUBLEASE AGREEMENT
                              ------------------


     THIS ADDENDUM TO SUBLEASE AGREEMENT (the "Addendum") amends and supplements that certain Sublease Agreement of even date herewith by and between Compass Marketing, Inc. as Sublessee, and Global Maintech, Inc. as Sublessee. All capitalized terms herein shall have the meanings ascribed thereto in the Sublease or the Prime Lease, as the case may be. It is further agreed as follows:

     1.  Section 1 of the Sublease is amended by adding after the word
         ---------
"Sublessor" in the fourth line thereof, the words "on the first day of every month,".

     2.  Section 4 of the Sublease is amended by adding after the numeral "2.18"
         ---------
the words "and Section 6.3," and after the words "Prime Lease" the words
",which shall include but not be limited to Sublessor's entire share of Operating Expenses, Real Property Taxes, Insurance Costs, taxes listed at
Section 6.4 of the Prime Lease and all other elements of Additional Rent,".

     3.  Section 5 of the Sublease is amended by adding at the end thereof the
         ---------
following: ", including the right to charge interest and late charges as set forth in Section 7 of the Prime Lease. Provided, however, any cure period provided in the event of a default, or any notice period to Sublessee, under the Sublease shall be shortened by one day from the cure periods and notices allowed Sublessor under the Prime Lease."

     4.  Section 5 of the Sublease is amended by adding thereto the following:
         ---------
"With respect to the Subleased Premises, Sublessee shall keep and perform promptly each of the terms, convenants, conditions, provisions and agreements of the lessee under the Prime Lease, except for those provisions thereof which, under the terms of this Sublease, the Sublessor is to keep or perform."

     5.  Paragraph 7 of the Sublease is hereby amended by adding thereto the
         -----------
following:

     "Sublessee agrees to indemnify and save Sublessor harmless against and from any and all claims, loss, damage and expense by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Sublessee in the performance of any covenant or agreement on the part of Sublessee to be performed, pursuant to the terms of this Sublease or the Prime Lease, or arising from any act or negligence on the part of Sublessee or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Sublessee, its agents, and employees to any person, firm or corporation occurring during the Sublease

Term or any renewal thereof, in or about the Subleased Premises and the Building (as defined in the Prime Lease) and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Sublessor by reason of any such claim, Sublessee, upon notice from Sublessor, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Sublessor."

     6.  Section 8 of the Sublease is amended by adding at the end thereof the
         ---------
following: "Sublessee agrees to surrender the Premises to the Prime Landlord at the end of the Term in the same condition as it existed as of the occupancy thereof by Sublessee."

     7.  Section 12 of the Sublease is amended by adding the following address
         ----------
for Tenant:

              Compass Marketing, Inc.
              251 First Avenue North
              Minneapolis, MN 55401
              Attn. Keith Harrison and Jeff Arundel

     8.  Liability. Sublessee hereby agrees that Sublessor and Landlord, their
         ---------
officers and employees, shall not be liable to Sublessee for any damage to or loss of personal property and business in the Subleased Premises except as otherwise provided in the Prime Lease. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Landlord under the Prime Lease.

     9.  Waiver of Subrogation. Each of Sublessor and Sublessee hereby releases
         ---------------------
the other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by any insured peril, even if such casualty shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible.

     10.  Sublessor's Right to Terminate. Notwithstanding anything contained
          ------------------------------
herein to the contrary, Sublessor shall have the right to terminate this Sublease for any reason, and without any liability therefor to Sublessee (which such liability, if any, is hereby waived by Sublessee), at any time prior to March 16, 1998 upon written notice to Sublessee. In the event of such termination, this Sublease Agreement, this Addendum and all other agreements associated herewith, shall be null and void and neither party shall have any further rights or obligations hereunder. In such event, Sublessor shall reimburse Sublessee the deposit and first month's rent deposited with Sublessor.

     11.  Possession. Sublessee agrees that it is taking the Subleased Premises
          ----------
"As Is" and "Where Is", with no obligation on the part of Sublessor to make any repairs, improvements or other changes whatsoever to the Subleased Premises as a condition to Sublessee's occupancy and rent payments. Sublessor makes no representations or warranties whatsoever regarding the condition of the Subleased Premises, including its suitability for Sublessee's business purposes, and Sublessee acknowledges that it has had full opportunity to make its own determinations in this regard. Sublessor's failure to tender posession of the Subleased Premises to Sublessee on July 1, 1998, shall not subject Sublessor to any liability or claims or affect the validity of this Sublease and Sublessee's obligations hereunder and under the Lease. Notwithstanding the foregoing, for the period of any delayed delivery after July 15, 1998, Sublessee's obligation to pay rent hereunder shall be abated, and Sublessor agrees to pay any holdover penalty (but not the rent) charged by Sublessee's current Landlord to which it is entitled under Sublessee's existing Lease. Sublessor shall not be liable for any other charges, costs, losses or liabilities due to such delayed delivery, including but not limited to any consequential damages.

12. Section 9 of the Sublease is amended by deleting the date September 1, 1998 and inserting the date July 15, 1998.

     IN WITNESS WHEREOF, the respective parties have hereunto executed this Addendum to Sublease Agreement as of March 3, 1998.



                                           SUBLESSEE:

                                           GLOBAL MAINTECH, INC.

                                           By /s/ James Geiser
                                             ----------------------------
                                             Its CFO
                                                 ------------------------



                                           SUBLESSOR:

                                           COMPASS MARKETING, INC.



                                           By /s/ Keith A. Harrison
                                             ----------------------------
                                             Its Vice President
                                                 ------------------------
                               logo global, inc.


January 20, 1998


Mr. James DePietro, V.P.
Grubb & Ellis
7701 France Ave. S. Ste. 200
Edina, MN 55435

and

Mr. Scott T. Frederiksen,
Executive Associate
Welsh Companies
8200 Normandale Blv., Ste 200
Minneapolis, MN 55437-1600

Dear Jim and Scott,


This letter is intended to clarify an agreement between the Parties as part of
Section 11 of that certain Sublease Agreement dated January 20, 1998 between Compass Marketing, Inc. and Global Maintech, Inc. (the "Parties").

Global MAINTECH, Inc. accepts the Sublease Agreement dated January 20, 1998 with Compass Marketing, Inc. and the attachments subject to the following additions:

          1. Compass Marketing, Inc. hereby issues a hazardous waste indemnification covering its activities as a tenant in the property subject to the Sublease Agreement to Global MAINTECH, Inc., sublessee.

          2. Global MAINTECH, Inc. shall not be responsible for any restoration work required by Landlord for Tenants Work performed by or for another tenant.


SUBLESSEE:                               SUBLESSOR:

Global MAINTECH, Inc.                    Compass Marketing, Inc.

/s/ James Geiser                         By: /s/ Keith A. Harrison
------------------------                    ------------------------
James Geiser                             Its: Vice President
Secretary                                    -----------------------

          Global MAINTECH, Inc. 6468 City West Parkway Eden Prairie,
                  MN 55344 USA 612-944-0400 612-944-3311 fax
                               logo global, inc.


February 24, 1998

Gentlemen:

The Addendum to Sublease Agreement between Compass Marketing, Inc. ("Sublessor") and Global Maintech, Inc. refers to a holdover penalty liability of Sublessor in section 11 of this Addendum. Sublessor has asked if Global Maintech, Inc. is aware of any holdover penalty as a condition prior to Sublessor signing the documents.

After a brief review of the leases in question, Global Maintech, Inc. represents there are no holdover penalties of which James Geiser, Secretary of Global Maintech, Inc. is aware. However, this statement is not intended to relieve Compass of the liability in section 11 of the Addendum. It may be of some comfort only that it was not obvious to James Geiser in his brief review.

In addition to the above request made by Sublessor, Global Maintech, Inc. would like to clarify certain other provisions of the Addendum and Sublease Agreement.

1. Section 10 of the Addendum refers to Sublessor's right to terminate any time prior to March 16, 1998. Global Maintech, Inc. accepts that such termination will take the form either (i) of a notice from Sublessor regarding Sublessor's decision to terminate, or (ii) Sublessor and Lessor and any other parties to the documentation related to the Addendum have not properly executed such documents and Global Maintech, Inc. is not in receipt of such executed documents any time prior to March 16, 1998.

2. Sections 1 and 4 of the Sublease Agreements of which the Addendum is a part refer to rent abatement for the period July 1 through and including 31, 1998. The Addendum allows the Sublessor to deliver possession after July 1, 1998. Sections 1 and 4 are therefor clarified to read that Global Maintech, Inc. will not be liable for any rent as defined in Sections 1 and 4 of the Sublease Agreement for a period of 31 days following possession as defined in the Sublease Agreement or the Addendum. Pro-rata payments of rent will be paid by Global Maintech, Inc. for any portion of a month after the expiration of the 31 day period.

Sublessee:                                   Sublessor:

/s/ James Geiser                             By /s/ Keith A. Harrison
--------------------------------                --------------------------
Secretary, Global Maintech, Inc.             Its Vice President
                                                 -------------------------

          Global MAINTECH, Inc. 6468 City West Parkway Eden Prairie,
                  MN 55344 USA 612-944-0400 612-944-3311 fax